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                                                                   EXHIBIT 10.12


                         PANHANDLE EASTERN CORPORATION
               KEY EXECUTIVE RETIREMENT BENEFIT EQUALIZATION PLAN

                    (established effective January 1, 1994)

1. Purpose. Panhandle Eastern Corporation ("Company") hereby establishes, effective January 1, 1994, the Panhandle Eastern Corporation Key Executive Retirement Benefit Equalization Plan ("Plan"). The purpose of the Plan is to provide with respect to eligible employees, benefits ("Equalization Benefits") in excess of those provided under Retirement Income Plan of Panhandle Eastern Corporation and Participating Affiliates ("RIP"). The Plan shall be an unfunded arrangement maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      As used in the Plan, the term "Change in Control" shall mean a Change in Control of the Company. A Change in Control of the Company shall have occurred if: (1) a third party becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of directors of the Company; or (2) as a result of, or in connection with, any cash tender or exchange offer, merger or their business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; or (3) all or substantially all of the assets and business of the Company are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities. In no event shall the distribution by the Company to its shareholders of stock in a subsidiary be deemed a Change in Control.


2. Administration. The Company's Director, Compensation & Benefits is designated the Plan Administrator of the Plan. The Plan Administrator shall have full discretionary power and authority to administer and interpret the Plan, subject to the provisions of the Plan and as to such matters as are reserved to the Company, its Board of Directors, and its Chief Executive Officer. The Plan Administrator may adopt such procedures as he deems necessary or helpful in administering the Plan and may designate one or more
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employees of the Company to maintain the records of the Plan and to perform such other duties as are assigned by the Plan Administrator. Notwithstanding the foregoing, the Plan Administrator shall not act upon any matter which relates solely to his individual participation in the Plan, but shall refer such matter to the Chief Executive Officer of the Company.


3. Eligibility. Any officer of the Company who is eligible to participate in the Plan shall be designated as such by the Compensation/Successor/Nominating Committee of the Board of Directors of the Company. Any other employee of the Company or of any of its participating affiliated companies who is eligible to participate in the Plan shall be designated as such by the Chief Executive Officer of the Company.


4. Participating Affiliates. Each of the Company's affiliated companies that has adopted the Plan shall be a participating affiliated company and shall be liable to the Company for Plan benefits attributable to the participating affiliated company's own employees and the Plan Administrator's determination as to the amount of any such liability shall be conclusive.


5. Company's Obligation. Any Plan benefit shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Plan eligible employee nor his beneficiary(ies) or estate shall have any interest in any assets of the Company by virtue of the Plan. Nothing in this Section 5 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's creditors. This Section 5 shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. The establishment of the Plan and any setting aside of funds by the Company with which to discharge its obligations under the Plan shall not be deemed to create a trust. Legal and equitable title to any funds so set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future, and no payment shall be made under this Plan unless the Company is then solvent.





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6.    Benefit and Form of Payment.  The Plan benefit payable with respect to a
Plan eligible employee shall be the excess, if any, of:

             (a) the RIP benefit which would have become payable with respect to the Plan eligible employee, if the benefit accrual provisions of the RIP were administered without regard to the maximum amount of retirement income limitations imposed by Section 415 of the Internal Revenue Code of 1986, as amended ("Code") and the limitation upon considered compensation imposed by Code Section 401(a)(17), and without regard to deferral of compensation under Code Sections 125 and 401(k) or pursuant to the Panhandle Eastern Corporation Key Executive Deferred Compensation Plan; over

             (b) the RIP benefit which, in fact, becomes payable, with respect to the Plan eligible employee.

Notwithstanding the foregoing, no Plan benefit shall be payable with respect to a Plan eligible employee prior to the termination of his employment with the Company and all its affiliated companies and any Plan benefit that becomes payable shall be subject to the same terms and conditions as the corresponding RIP benefit, including, but not limited to, where the RIP benefit becomes payable on account of the Plan eligible employee's death, the identification of the eligible surviving spouse to whom the Plan benefit payable is to be paid.

      Prior to being designated eligible to participate in the Plan, a Plan eligible employee may irrevocably elect from any optional benefit payment form and/or commencement date available by election under the RIP for a particular RIP benefit, the benefit payment form and/or commencement date that is to apply to the corresponding Plan benefit that becomes payable. Such election shall be made in such manner as the Plan Administrator shall prescribe. In the absence of such an election, the benefit payment form and/or commencement date that applies to any Plan benefit payable, shall be the benefit payment form and/or commencement date that would apply to the corresponding RIP benefit in the absence of an election/designation/selection of an optional payment form and/or commencement date under the RIP. In the event that the benefit payment form applicable to a Plan benefit that becomes payable may result, in the event





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of the respective Plan eligible employee's death, in payment to his beneficiary, the Plan eligible employee may from time to time, in such manner as the Plan Administrator shall prescribe, designate his beneficiary. In the absence of an effective designation of beneficiary, the beneficiary of a Plan eligible employee shall be his surviving spouse or, if there is no surviving spouse, the estate.

      Prior to a "Change in Control", in the event that a Plan benefit is payable with respect to a Plan eligible employee and if at such time the Plan eligible employee has outstanding any debt, obligation or other liability representing an amount owing to the Company or any of its affiliated companies, then the Company may offset such amount owed by the Plan eligible employee against the Plan benefit to be paid.

      To the extent required by applicable law, the Company shall make appropriate withholdings from the Plan benefit payments.


7. Amendment and Termination. The Company by written instrument, authorized by action of its Board of Directors, may amend or terminate the Plan in any manner and at any time, provided, that no such change shall apply to any Plan benefit accrued, whether or not payable, on account of the corresponding RIP benefit having accrued, prior to the date written notice of the change has been provided to the respective Plan eligible employee and that no such change shall adversely affect such Plan benefit becoming payable and being paid.


8. Nonassignability. Neither a Plan eligible employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable under the Plan, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No Plan benefit payable shall, prior to actual Plan benefit payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Plan eligible employee or any other person, nor be transferable by operation of law in the event of the Plan eligible employee's or any other person's bankruptcy or insolvency.





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9.    Employment Not Guaranteed.  Nothing contained in this Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any employee any right to be retained in the employ of the Company or any of its affiliated companies.


10. Procedures for Claims for Benefits and for Review of Denied Claim. Any claim for Plan benefits must be in writing and directed to the Plan Administrator and must be made no later than ninety (90) days after the Plan benefit is claimed to have become payable on account of a Plan eligible employee's termination of employment. If a claimant has made a claim for Plan benefits and any portion of the claim is denied, the claimant will receive a written notice from the Plan Administrator. The notice will state the specific reasons for the denial and specific reference to pertinent Plan provisions upon which the denial was based. Also, it will give a description of any additional information or material necessary to complete your claim and an explanation of why such information or material is necessary. Finally, the notice will provide appropriate information on the steps to take if the claimant wishes to submit the claim for review.

      A claim will be deemed denied if the claimant does not receive notification within 90 days after the Plan Administrator's receipt of the claim, plus any extension of time for processing the claim, not to exceed 90 additional days, as special circumstances require. Prior to the expiration of the initial 90 days, the claimant must be given a written notice that an extension is necessary, and the claimant must be informed of the special circumstances requiring the extension and date by which the claimant can expect a decision regarding the claim.

      Within 60 days after the date of written notice denying any benefits or the date the claim is deemed denied, the claimant or the claimant's authorized representative may write to the Plan Administrator requesting a review of that decision. The request for review must contain an explanation of why the claimant believes the decision regarding the claim is incorrect, and must include such issues, comments, documents and other evidence the claimant wishes considered in the review. The claimant may also review pertinent documents in the Plan Administrator's possession. The Plan Administrator will make a final determination with respect to the request for review as soon as practicable. The Plan Administrator will advise the claimant





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of the determination in writing and will set forth the specific reasons for the determination and the specific references to any pertinent Plan provision upon which the determination is based.

      A request will be deemed denied on review if the Plan Administrator fails to give the claimant a written notice of final determination within 60 days after receipt of the request for review, plus any extension of time for completing the review, not to exceed 60 additional days, as special circumstances require. Prior to the expiration of the initial 60 days, the Plan Administrator must advise the claimant in writing if any extension is necessary, stating the special circumstances requiring the extension and the date by which the claimant can expect a decision regarding the review of the claim.


11. Successors, Mergers or Consolidation: The Plan shall inure to the benefit of and be binding upon: (i) the Company, and its successors and assigns, including without limitation, any person, organization or corporation which may acquire all or substantially all of the assets and business of the Company, or any corporation into which the Company may be merged or consolidated; and (ii) Plan eligible employees and their heirs, executors, administrators and legal representatives.


12. Construction: Except to the extent preempted by ERISA, the Plan shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Texas.


      IN WITNESS WHEREOF, Panhandle Eastern Corporation has caused its duly authorized officer to execute this document on its behalf, this 22nd day of December 1993.

                                            PANHANDLE EASTERN CORPORATION

                                            By:    /s/
                                                 ---------------------------

                                            Its: Senior Vice President





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